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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368 (I.R.S. Employer Identification No.)
800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1211925 (I.RS. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

First Mortgage Bonds
Unsecured Debt Securities
(Title of the indenture securities)

Item 1.    General information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

    Federal Deposit Insurance Company
    Washington, D.C.

    The Board of Governors of the Federal Reserve System
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Items 3. - 14.    Items 3 - 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the "Trustee") the obligor is not in default under any indenture under which the Trustee acts as trustee.

Item 15.    Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.    List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

  2.
  A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

  3.
  A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

  4.
  A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

  5.
  A copy of each indenture referred to in Item 4, if the obligor is in default.

  Not Applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2010, attached as Exhibit 7.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 22nd day of December, 2010.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

Exhibit 6

CONSENT OF TRUSTEE

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 22, 2010

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
AS OF 9/30/2010
($000's)

9/30/2010
Assets
Cash and Balances Due From Depository Institutions	$4,468,855
Securities	47,348,124
Federal Funds	4,391,378
Loans & Lease Financing Receivables	189,026,648
Fixed Assets	5,734,308
Intangible Assets	12,792,037
Other Assets	22,001,025

Total Assets	$285,762,375
Liabilities
Deposits	$196,374,224
Fed Funds	10,707,062
Treasury Demand Notes	0
Trading Liabilities	476,735
Other Borrowed Money	33,801,510
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,649,489

Total Liabilities	$256,769,741
Equity
Minority Interest in Subsidiaries	$1,725,386
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	14,612,176

Total Equity Capital	$28,992,634
Total Liabilities and Equity Capital	$285,762,375

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  Exhibit 25.1
  Item 1. General information.
  Item 2. Affiliations with Obligor.
  Items 3. - 14. Items 3 - 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the "Trustee") the obligor is not in default under any indenture under which the Trustee acts as trustee.
  Item 15. Item 15 is not applicable because the Trustee is not a foreign trustee.
  Item 16. List of Exhibits.
SIGNATURE